UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2016, Rhino Energy LLC (“Rhino Energy”), an indirect, wholly owned subsidiary of Rhino Resource Partners LP (the “Partnership”) entered into a Membership Interest Purchase Agreement (the “Agreement”) by and between Rhino Energy and Elk Horn Coal Acquisition LLC, a Delaware limited liability company, owned by funds managed by Wexford Capital, LP, pursuant to which Rhino Energy sold one hundred percent (100%) of the membership interests of the Elk Horn Coal Company, LLC (“Elk Horn”), a wholly owned subsidiary of Rhino Energy, to Elk Horn Coal Acquisition LLC for total cash consideration of $12.5 million, subject to a post-closing adjustment of up to $500,000 for any unpaid property taxes that accrued prior to closing. Elk Horn is a coal mineral leasing company that owns coal reserves and surface acreage in eastern Kentucky. Elk Horn operates by leasing its reserves to third-party coal production companies.

Elk Horn Coal Acquisition LLC paid $10.5 million of the consideration in cash by Elk Horn Coal Acquisition LLC to Rhino Energy upon the execution of the Agreement. The remaining cash consideration shall be paid by Elk Horn Coal Acquisition LLC to Rhino Energy in ten equal monthly installments of $150,000 on the 20th day of each calendar month beginning on September 20, 2016.

The Agreement provides for customary covenants and obligations of Rhino Energy, including the release of existing encumbrances with respect to the membership interests of Elk Horn, the payment in full of any outstanding payables or accruals, and the agreement by Rhino Energy and its management not to hire or solicit any person employed by Elk Horn Coal Acquisition LLC or Elk Horn or its subsidiaries for a period of 12 months. Rhino Energy has agreed to indemnify Elk Horn Coal Acquisition LLC for among other things, breaches of the Agreement, fraud, certain taxes and compensation claims, and third party claims arising out of the business, operations, properties, assets or obligations of Elk Horn or its subsidiaries prior to closing. Rhino Energy’s indemnification obligations under the Agreement are limited to $5,000,000 in the aggregate.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please refer to the disclosure above under Item 1.01, which disclosure is incorporated by reference into this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2016, Joe Funk, Chief Executive Officer of Rhino’s general partner, resigned from the office of President of the general partner of the Partnership and all subsidiaries effective as of September 1, 2016. Mr. Funk will continue in a transition role with the Partnership until December 31, 2016, with an option by the Partnership for Mr. Funk to continue as Chief Executive Officer through March 31, 2017. The Partnership announced that Rick Boone, Rhino GP LLC’s previous Executive Vice President & Chief Financial Officer, was named to the position of President and that Scott Morris, Rhino GP LLC’s previous Vice President of Finance, was named to the position of Vice President and Chief Financial Officer, both effective as of September 1, 2016. The Partnership announced that William Tuorto will assume the position of Executive Chairman of the Partnership’s general partner. Below is a brief description of the employment contracts for Messrs. Funk, Boone, Morris and Tuorto.

Mr. Funk’s employment agreement was amended and extends until December 31, 2016. Mr. Funk’s amended agreement includes total compensation paid on or prior to December 31, 2016 of $465,000. The payment shall consist of $150,000 in cash paid by the Partnership following the sale of Elk Horn and an aggregate $115,000 in salary payments for the period starting 14 days after the close of the Elk Horn sale and December 31, 2016. The balance of $200,000 will be paid in common units of the Partnership to Mr. Funk (based on a common unit price of $2.35, the closing price on August 22, 2016) or cash, at option of the Partnership, with an adequate price guarantee to ensure the total cash received by Mr. Funk to not be less than $200,000. Any shortfall between the $200,000 guaranteed payment to Mr. Funk and the common unit value as measured at the earliest date on which Mr. Funk may resell the securities without restriction pursuant to Rule 144 promulgated under the Securities Act of 1933 will be paid in cash to Mr. Funk. Mr. Funk agrees to continue employment under same terms at the option of the Partnership for the period of January 1, 2017 to March 31, 2017 at a monthly rate of $30,000 per month. Should the Partnership terminate Mr. Funk’s employment prior to March 31, 2017, Mr. Funk will be entitled to a termination payment of $15,000 cash paid immediately. Mr. Funk’s amended agreement allows him to enter into an employment and or consulting agreement with Elk Horn, and hereby releases any noncompetition provisions contained in Mr. Funk’s amended employment agreement with the Partnership. The remaining provisions of Mr. Funk’s amended employment agreement remained substantially unchanged from his previous employment agreement.

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The term of Mr. Boone’s employment agreement extends until December 31, 2017. It provides for an annual base salary of $300,000 per year and an annual discretionary bonus of up to 100% of his annual base salary. The remaining provisions of Mr. Boone’s employment agreement remained substantially unchanged from his previous employment agreement. The term of Mr. Morris’ employment agreement extends until December 31, 2017 and provides for an annual base salary of $200,000 per year. The remaining provisions of Mr. Morris’ employment agreement remained substantially unchanged from his previous employment agreement.

The term of Mr. Tuorto’s employment agreement extends until May 31, 2017. It provides for an annual base salary of $250,000 per year and an annual discretionary bonus of up to 100% of his annual base salary. The employment agreement allows Mr. Tuorto to participate in the Partnership’s employee benefit programs, including eligibility to receive grants of Partnership units pursuant to the long-term incentive plan adopted by the board of directors of the Partnership’s general partner. The agreement also provides for his use of an automobile suitable for his duties. The employment agreement provides that if his employment is terminated by his employer without “cause,” Mr. Tuorto would be entitled to receive a lump sum payment equal to his base salary from the period of termination through the expiration of his employment agreement. For purposes of the agreement, “cause” means (1) the failing to perform substantially his duties (other than any such failure resulting from incapacity due to disability), within ten days after written notice from the Partnership; (2) conviction of, or pleading guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude; (3) engaging in any illegal conduct, gross misconduct, or other material breach of the agreement which is materially and demonstrably injurious to the business or reputation of the Partnership; or (4) engaging in any act of dishonesty or fraud involving the Partnership or any subsidiary or affiliate of the Partnership. If Mr. Tuorto is terminated for “cause,” he will be entitled to receive any unpaid salary, payment in respect of accrued vacation days and reimbursement for business expenses, in each case, through the date of his termination. Mr. Tuorto is subject to certain confidentiality and nonsolicitation covenants. The confidentiality covenants are perpetual, while the nonsolicitation period runs during the term of Mr. Tuorto’s employment agreement.

Item 7.01	Regulation FD Disclosure

On August 23, 2016, the Partnership issued a press release announcing execution of the Agreement and certain employee matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) None.

(b) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Rhino Resource Partners LP, dated August 23, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
	Its	General Partner

Dated: August 26, 2016	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Rhino Resource Partners LP, dated August 23, 2016

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